Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No. 2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No. 2-64336, No. 2-67600, No. 2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No. 2-87005, No. 2-82989, No. 2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No. 33-8495, No. 33-13874, No. 33-18073, No. 33-25291, No. 33-41643, No. 33-48996, No. 33-57250, No. 33-60327, No. 33-60827, No. 33-62821, No. 333-21365, No. 333-48639, No. 333-58095,No. 333-70069, No. 333-74187, No. 333-83813, No. 333-31024, No. 333-31346, No. 333-39976, No. 333-45828, No. 333-50198, No. 333-52938, No. 333-39976, No. 333-50198, No. 333-45828, No. 333-68640, No. 333-69546, No. 333-72876, No. 333-101640, No. 333-101967, No. 333-106040, No. 333-108466 and No. 333-111737) of American International Group, Inc. of our report dated February 11, 2004, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 15, 2004

FORM 10-K : II- 12